EXHIBIT 99.1

NEWS RELEASE DATED NOVEMBER 8, 2007

PRESS RELEASE

NetSol Technologies Reports Record Revenue and Net Income
For Fiscal First Quarter 2008

GAAP net income increased to a record $1.8 million, or $0.08 per share

EBITDA increased to a record $2.8 million, or $0.12 per share

Revenue increased 48% year-over-year to a record $8.7 million

CALABASAS, CA - November 8, 2007 -- NetSol Technologies Inc. (“NetSol”) (NASDAQ: NTWK), a multinational provider of IT services and enterprise software to the financial services industry, today announced financial results for the fiscal first quarter 2008, ended September 30, 2007.

Fiscal First Quarter 2008 Financial Highlights

•	Revenues increased 48% year-over-year to a record $8.7 million
•	Services increased 73% year-over-year to $5.2 million
•	License fees increased 21% year-over-year to $1.9 million
•	Maintenance fees increased 22% year-over-year to $1.6 million
•	Gross margin increased to 61% compared to 50% in the prior year period
•	Operating income improved to $2.2 million compared to an operating loss of $0.2 million in the year ago period
•	GAAP net income increased to a record $1.8 million, or $0.08 per share, versus a loss of $1.3 million or ($0.08) per share in the year ago period
•	EBITDA increased to a record $2.8 million, or $0.12 per diluted share
•	Full year fiscal 2008 organic revenue growth forecasted to be 25 percent to 30 percent above fiscal year 2007 levels

Najeeb Ghauri, chairman and chief executive officer of Netsol stated, “Fiscal year 2008 begins on a strong foundation as revenue, GAAP net income and EBITDA each set new all-time record highs driven by robust double digit growth in services, license sales and maintenance fees. Growth within our IT consulting services business was especially strong as we continue to expand our range of vertical market expertise, as evidenced by our entrance into the fast growing market for Hospital Management Systems (HMS) with a new contract engagement with a major public sector hospital. While new contracts wins and expanded relationships with existing customers supported our impressive top line expansion, the results of our operating efficiency initiatives, and the leverage we are gaining internally from our offshore development resources, were equally impressive. Improved global operating efficiencies allowed us to reduce our total quarterly operating expense while driving top line revenue growth 48% over the same period. Overall, we are extremely pleased with our fiscal first quarter performance which supports our optimism for full year growth in revenues and profitability for fiscal 2008.”

NetSol Technologies, Inc. reported record consolidated revenues of $8.7 million for the first quarter of fiscal year 2008, a 48% increase compared to the $5.9 million in revenues reported for the same period in fiscal year 2007. Consolidated gross profit for the first quarter was approximately $5.2 million, an increase of 78% as compared to the prior year. Gross margin for the first quarter of fiscal year 2008 was 61% compared to 50% in the prior year period.

GAAP (Generally Accepted Accounting Principles) net income for the first quarter of fiscal year 2008 was a record $1.8 million, or $0.08 per basic and diluted share, compared to a GAAP net loss of $1.3 million, or ($0.08) per basic and diluted share, reported in the first quarter of fiscal year 2007. EBITDA for the first quarter was a record $2.8 million, $0.13 per basic share or $0.12 per diluted share, compared to negative EBITDA of $353 thousand, or a loss of ($0.02) per basic and diluted share, in the first quarter of fiscal year 2007.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The Company uses EBITDA as a measure of the Company's operating trends. Investors are cautioned that EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the financial table heading “Reconciliation to GAAP”.

NetSol ended the fiscal first quarter of 2008 with approximately $4.8 million dollars in cash and cash equivalents.

Fiscal First Quarter 2008 Business Highlights

•	Appointed Mitch Van Wye vice president of development and chief operating officer for NetSol North America and Alexa Bradley as head of U.S. sales for NetSol North America

•	Restructures management team in UK operation

•	Global NetSol corporate rebranding initiative completed among key geographic regions: NetSol Asia Pacific, NetSol North America and NetSol EMEA.

•	IT services contract win from a major public sector hospital highlights NetSol's penetration into Hospital Management Systems (HMS)

•	NetSol awarded the contract for the implementation of the Motor Vehicle Registration System (MVRS) for all the 34 districts of the province on Punjab, Pakistan

•	Blue-chip motor finance company in Australia licenses LeaseSoft’s Retail Finance Solution

•	BMW financial services CEC Finance Hong Kong division went live with NetSol’s LeaseSoft Retail solution

•	Latest edition of LeasePak 6.0 released for general availability

•	Signed a LeasePak contract with a multinational construction equipment manufacturer’s finance captive in the U.S. for rollout of the company’s equipment and vehicle dealership leasing worldwide

•	Signed a new software license and system implementation contract with a Fortune 50 blue-chip worldwide IT provider to support the company’s equipment leasing operations globally

•	Expanded client relationships with Key Bank, Yamaha Motor Finance, Pentech Finance and a major equipment company

•	Established an ISV partnership with a global Fortune 50 IT provider

The Company’s subsidiary, NetSol Technologies, Ltd, a Pakistani company listed on the Karachi Stock Exchange (Symbol: NETSOL), released its September 30, 2007 fiscal first quarter 2008 results on October 31, 2007. These results may be found on the Karachi Stock Exchange website www.kse.com.pk. The subsidiary’s results represent only a portion of the Company-wide results.

Conference Call Information

NetSol Technologies will host a conference call at 11:00 a.m. ET (8:00 a.m. PT) today to review these results. The conference call will be web cast live and will be accompanied by a PowerPoint presentation, both may be accessed online at: http://www.netsoltek.com/investors/investor_relations.htm. To access the live teleconference investors and analysts in North America may dial +1 (877) 407-8033 or when calling internationally dial +1 (201) 689-8033.

An audio replay of the conference call will be available approximately one hour following the conclusion of the call and will be available for 30 days. To access the replay in North America dial +1 (877) 660-6853 or when calling internationally dial +1 (201) 612-7415, using replay account code # 286 and conference ID # 258104. An archived replay of the conference webcast will also be available on the NetSol Technologies web site at http://www.netsoltek.com/investors/investor_relations.htm.

About NetSol Technologies

NetSol Technologies (NasdaqCM: NTWK) is a multinational provider of IT services and enterprise solutions to the financial services industry. By utilizing its worldwide IT design, development, quality assurance (QA), and project management resources, NetSol delivers high-quality, cost-effective portfolio management solutions for equipment and vehicle finance, as well as IT services ranging from consulting and application development to systems integration and development outsourcing. NetSol's commitment to quality is demonstrated by its achievement of both the ISO 9001 and SEI (Software Engineering Institute) CMMi (Capability Maturity Model) Level 5 assessments, a distinction shared by fewer than 100 companies worldwide. NetSol Technologies' clients include Fortune 50 manufacturers, global automakers, financial institutions, technology providers, and governmental agencies. Headquartered in Calabasas, California, NetSol Technologies has operations and/or offices in London, San Francisco, Adelaide, Beijing, Bangkok and Lahore, Pakistan.

To learn more about NetSol Technologies Inc, visit www.netsoltek.com.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "anticipate," "intend," variations of such words, and similar expressions, identify forward looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance.

Contacts:

Contacts:
NetSol Technologies, Inc.	Investor Relations
Tina Gilger	Christopher Chu
Chief Financial Officer	The Global Consulting Group
Tel: +1 818-222-9195, x112	Tel: +1-646-284-9426
Email: cchu@hfgcg.com

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS — SEPTEMBER 30, 2007
	For the Three Months
	Ended September 30,
	2007	2006
Net Revenues:
Licence fees	$1,903,552	$1,578,412
Maintenance fees	1,583,420	1,294,964
Services	5,166,265	2,989,184
Total revenues	8,653,237	5,862,560
Cost of revenues:
Salaries and consultants	2,321,030	1,932,073
Travel and entertainment	266,828	315,683
Communication	32,795	42,065
Depreciation and amortization	258,907	193,097
Other	507,895	426,620
Total cost of revenues	3,387,455	2,909,538
Gross profit	5,265,782	2,953,022
Operating expenses:
Selling and marketing	832,493	518,044
Depreciation and amortization	464,647	449,374
Bad debt expense	2,439	65,808
Salaries and wages	907,879	998,391
Professional services, including non-cash compensation	160,050	260,870
General and adminstrative	678,573	820,086
Total operating expenses	3,046,081	3,112,573
Income (loss) from operations	2,219,701	(159,551)
Other income and (expenses)
Loss on sale of assets	(32,223)	(12,280)
Amortization of debt discount and capitalized cost of debt	-	(734,659)
Interest expense	(233,804)	(247,908)
Interest income	33,863	90,746
Other income	111,947	67,785
Total other expenses	(120,217)	(836,316)
Net income (loss) before minority interest in subsidiary	2,099,484	(995,867)
Minority interest in subsidiary	(274,919)	(247,273)
Income taxes	(32,441)	(52,824)
Net income (loss)	1,792,124	(1,295,964)
Dividend required for preferred stockholders	(71,157)	-
Subsidiary dividend (minority holders portion)	(817,173)	-
Net income (loss) applicable to common shareholders	903,794	(1,295,964)
Other comprehensive income (loss):
Translation adjustment	162,403	(73,490)
Comprehensive income (loss)	$1,969,991	$(2,665,418)

Net income (loss) per share:
Basic	$0.08	$(0.08)
Diluted	$0.08	$(0.08)
Weighted average number of shares outstanding
Basic	21,425,235	17,046,715
Diluted	22,844,361	17,046,715

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - AS OF SEPTEMBER 30, 2007
(AUDITED)

ASSETS

Current assets:
Cash and cash equivalents	$4,837,241
Accounts receivable, net of allowance for doubtful accounts of $170,087	9,302,976
Revenues in excess of billings	9,597,690
Other current assets	2,322,668
Total current assets		26,060,575
Property and equipment, net of accumulated depreciation		7,932,816
Other assets, long-term		504,514
Intangibles:
Product licenses, renewals, enhancements, copyrights,
trademarks, and tradenames, net	8,446,650
Customer lists, net	2,253,744
Goodwill	7,708,501
Total intangibles		18,408,895
Total assets		$52,906,800

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,181,625
Current portion of loans and obligations under capitalized leases	3,145,437
Other payables - acquisitions	83,399
Unearned revenues	2,494,833
Due to officers	184,328
Dividend to preferred stockholders payable	71,157
Subsidiary dividend payable	816,098
Loans payable, bank	1,979,218
Total current liabilities		11,956,095
Obligations under capitalized leases, less current maturities		282,156
Long term loans; less current maturities		680,398
Total liabilities		12,918,649
Minority interest		3,827,554
Commitments and contingencies

Stockholders' equity:
Preferred stock, 5,000,000 shares authorized;
3,800 issued and outstanding	3,800,000
Common stock, $.001 par value; 45,000,000 shares authorized;
22,033,851 issued and outstanding	22,034
Additional paid-in-capital	69,562,129
Treasury stock	(10,194)
Accumulated deficit	(36,228,549)
Stock subscription receivable	(751,407)
Common stock to be issued	79,612
Other comprehensive loss	(313,028)
Total stockholders' equity		36,160,597
Total liabilities and stockholders' equity		$52,906,800

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
(AUDITED)

	For the Three Months
	Ended Sept 30,
	2007	2006
Cash flows from operating activities:
Net income (loss) from continuing operations	$903,794	$(1,295,964)
Adjustments to reconcile net loss to net cash
(used in)/provided by operating activities:
Depreciation and amortization	723,554	651,161
Provision for uncollectible accounts	-	65,808
Loss on sale of assets	32,223	12,280
Minority interest in subsidiary	274,919	247,273
Stock issued for services	-	30,600
Stock issued for dividends payable to preferred stockholders	77,640	-
Fair market value of warrants and stock options granted	24,320	-
Amortization of capitalized cost of debt	-	734,659
Changes in operating assets and liabilities:
Increase in accounts receivable	(353,500)	(250,489)
Increase in other current assets	(1,080,375)	(354,871)
Decrease in accounts payable and accrued expenses	(1,129,263)	(520,473)
Net cash (used in)/provided by operating activities	(526,688)	(680,016)
Cash flows from investing activities:
Purchases of property and equipment	(745,901)	(238,323)
Sales of property and equipment	85,076	24,553
Proceeds from sale of certificates of deposit	-	1,739,851
Payments of acquisition payable	(879,007)	(4,025,567)
Increase in intangible assets	(841,312)	(585,631)
Net cash used in investing activities	(2,381,144)	(3,085,117)
Cash flows from financing activities:
Proceeds from sale of common stock	250,000	-
Proceeds from the exercise of stock options and warrants	903,499	-
Dividend payable to preferred shareholders	(6,482)	-
Dividend payable by subsidary (minority interest portion)	816,098	-
Reduction of restricted cash	-	4,533,555
Proceeds from convertible notes payable	-	167,489
Proceeds from loans from officers	-	165,000
Proceeds from bank loans	2,444,291	-
Payments on bank loans	(25,110)	-
Payments on capital lease obligations & loans - net	(692,353)	237,702
Net cash provided by financing activities	3,689,943	5,103,746
Effect of exchange rate changes in cash	44,966	(9,961)
Net increase in cash and cash equivalents	827,077	1,328,652
Cash and cash equivalents, beginning of year	4,010,164	2,493,768
Cash and cash equivalents, end of year	$4,837,241	$3,822,420

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION TO GAAP
(UNAUDITED)

For the Three Months
Ended
Sept. 30, 2007

Net income per GAAP	$1,792,124
Income taxes	32,441
Depreciaiton and amortization	723,554
Interest expense	233,804

EBITDA income	$2,781,923

Weighted average number of shares outstanding
Basic	21,425,235
Diluted	22,844,361

Basic EBITDA EPS	$0.13
Diluted EBITDA EPS	$0.12